Exhibit 10.4

NEXT GENERATION ENERGY CORP.
STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT is made this ___ day of _____________, 2010 (the “Date of Grant”), between Next Generation Energy Corp., hereinafter called the “Corporation,” and ______________________________, an employee of the Corporation, hereinafter called the “Employee.”

WHEREAS, the Board of Directors of the Corporation has adopted the Next Generation Energy Corp. 2010 Stock Option Plan (the “Plan”), providing for the granting of Incentive Stock Options, as well as Nonstatutory Stock Options which are not intended to qualify as Incentive Stock Options, which Plan is administered by the Corporation’s Administrator (all terms used herein shall have the same meaning that they are defined to have in the Plan unless specified otherwise);

WHEREAS, the Administrator has determined that the Employee is a person eligible for a grant of an Incentive Stock Option under the Plan, and has hereby granted the Employee the following Incentive Stock Option.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option.  The Corporation hereby irrevocably grants to the Employee the right and option, hereinafter called the “Option,” to purchase all or any part of an aggregate of __________________ common shares on the terms and conditions herein set forth.  The Option is hereby designated and intended to be treated, an Incentive Stock Option.

2. Incorporation of Plan. The Plan, as amended from time to time in accordance with its terms, is incorporated herein by this reference.  To the extent that anything herein is inconsistent with the Plan, the terms of the Plan shall control.  Capitalized terms not otherwise defined herein shall have the meaning given them in the Plan.  The Employee acknowledges that he has been given a copy of the Plan.

3. Exercise Price.  The exercise price of the Option is $___ per share.

4. Term of Option.  This Option may not be exercised after ten (10) years from the Date of Grant.  The Option may terminate earlier as provided herein and the Plan.

5. Exercise and Payment.  This Option may be exercised only by delivery of written notice of exercise to the Secretary of the Corporation specifying the number of shares as to which the Option is exercised, together will full payment of the purchase price in cash or personal check.

6. Vesting.  This Option may not be exercised before the ___ anniversary of the Date of Grant.

7. Transfer of Options.  This Option is not transferable, except by will or by the applicable laws of descent or distribution.

8. Termination.  This Option may terminate prior to the term stated in Paragraph 4 herein in the event of the Employee's termination of employment with the Company or as a result of a change in control of the Company.  The terms under which this Option may terminate are set forth in the Plan, which is incorporated herein by reference.

9. Taxation.  The Employee acknowledges that he has been given a summary of income tax consequences of options. Furthermore, the Employee acknowledges that the Corporation has not undertaken to discuss the tax treatment of awards under the Plan in connection with a change in control.  Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.  It is strongly recommended that all award recipients consult their own tax advisors concerning the federal, state and local income and other tax considerations relating to such awards and rights thereunder.  This Option is intended to qualify as an Incentive Stock Option.  The Corporation makes no representations concerning such treatment, however, or the tax effect of this Option or the subsequent exercise thereof.

10. Securities Laws.  No shares of common stock shall be issued upon exercise hereof unless such issuance is in compliance with any applicable state or federal securities laws.  The Employee is entitled to receive and review a copy of the Plan and the Corporation’s most recent financial statements, which are available for review in the office of the Secretary.

NEXT GENERATION ENERGY CORP. By: __________________________________ __________________, Chief Executive Officer	EMPLOYEE: Signed: __________________________ Print Name: ______________________ SSN: _____________________________ Address: __________________________ __________________________________